EXHIBIT 8.1

September 25, 2012

Macquarie Leasing Pty Limited

Level 3

Hunter Street

Sydney, NSW 2000

Australia

Re:	Macquarie Leasing Pty Limited -

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Macquarie Leasing Pty Limited, a limited liability company incorporated under the Australian Corporations Act 2001 (Cth) (the “Registrant”), in connection with the preparation of a shelf Registration Statement on Form S-3 with the registration number 333-181822 (the “Registration Statement”) and the base prospectus and the form of prospectus supplement forming a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Prospectus relate to the offer and sale of series of asset-backed notes (the “US$ Notes”), each series to be issued by a trustee of the specific trust under which the relevant series of US$ Notes is being issued pursuant to the terms of the master trust deed, as amended, and, in respect of each series, a US$ note trust deed, and a series supplement (collectively, the “Documents”) as described in the Registration Statement. Each series of US$ Notes may include one or more classes of US$ Notes. The master trust deed and forms of the other Documents are included as exhibits to the Registration Statement.

In rendering our opinion, we have examined and relied upon (a) the Registration Statement, (b) the Prospectus, (c) executed copies and forms of the Documents, and (d) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth below. Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and

Macquarie Securities Management Pty Limited

September 25, 2012

records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion letter which we did not independently establish or verify, we have relied upon the statements, representations, and certifications of officers and other representatives of the Registrant. In addition, our opinion is premised on the accuracy of the facts set forth in the Prospectus and the facts set forth in the representations referred to in the Prospectus.

In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury Regulations, and such other authorities as we have deemed appropriate. The statutory provisions, Treasury Regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations contained herein or in the Registration Statement, although the information set forth in the form of Prospectus under the captions “Summary—U.S. Tax Status” and “Certain United States Federal Income Tax Consequences” (together, the “U.S. Tax Law Sections”) do not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the US$ Notes and is only a summary of those laws which the Registrant has decided would be pertinent to the class of potential purchasers of the US$ Notes, we are of the opinion that the U.S. Tax Law Sections constitute an accurate summary (as of the date of the form of Prospectus) of the U.S. federal income tax consequences described therein to the extent that it is relevant to the issuance of the US$ Notes.

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Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the transaction described herein and is not to be relied upon for any other purpose or by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Macquarie Securities Management Pty Limited

September 25, 2012

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the headings “United States Federal Income Tax Matters” and “Legal Matters.” We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP